EXHIBIT 99.2

PAYMENT AGREEMENT

THIS AGREEMENT dated as of the 31ST, day of August, 2006, by and among SUNRISE U.S.A. INCORPORATED, a Nevada corporation with its principal executive offices located at 892 North 340 East, American Fork, UT  84003 ("Company") and Omar G. Barrientos (the "Payee").

W I T N E S S E T H:

WHEREAS, Company and Payee have agreed upon the terms of repayment concerning the payment for advances (the "Advances") made by Payee to the Company and owing to Payee, and

WHEREAS, Payee has agreed to accept, and the Company has agreed to distribute, 300,000 fully paid and non-assessable shares of the restricted $0.0001 par value common stock of the Company (the "Shares"), in full payment of the Advances.

NOW, THEREFORE, in consideration of the mutual promises of the other and other good and valuable consideration the receipt and sufficiency of which is acknowledged by each of the parties hereto.  The parties hereto do hereby agree as follows:

1.  Payment and Distribution.  Payee agrees to accept the Shares in full and complete payment for any and all unpaid advances made by Payee to Company and or to the predecessor of Company from the inception of the Company to the date of this Agreement.  The Company agrees to distribute the Shares to Payee as soon as practicable after the execution of this Agreement and Subscription Agreement attached hereto as Exhibit I.  The Company and Payee acknowledge and agree that the Shares have an aggregate monetary value of not less than $14,258 and are restricted from resale.

2.    Representations and Warranties of Company.  Company represents and warrants to Payee as follows:

(a)   Organization; Good Standing.  Company is duly organized and validly exists in good standing as a corporation under the laws of the State of Nevada. Company has the legal power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted, and is duly qualified to do business wherever the nature and location of its business and assets require such qualification.

(b)   Capital Stock of Company.  The authorized capital stock of Company consists of One Million (1,000,000) shares of Preferred Stock of $0.0001 par value, of which no shares have been issued, and Ninety Nine Million (99,000,000) shares of $0.0001 par value common stock (the "Company Common Stock"), of which Thirty Three Million Twenty Three Thousand Five Hundred Forty Three (33,023,543) shares are issued and outstanding.  All of the Company Common Stock has been validly issued and are fully paid and non-assessable.

(c)   Authorization.  Company has full right, power and authority to enter into, execute, deliver and perform this Agreement and all corporate proceedings on the part of Company necessary to authorize this Agreement and consummate the transactions contemplated hereby have been or, as of the Closing Date, will be taken.  This Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its respective terms (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and the discretion of courts in granting equitable remedies).

(d)   No Violation.  To the knowledge of Company, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) conflict with, or result in (or with notice or lapse of time result in) a material breach of the terms of or default under, or violate in any material respect any provision of law applicable to Company, any agreement, commitment, contract, instrument, order, decree, ruling or injunction to which Company is subject or a party or by which it is bound, or the Certificate of Incorporation and Bylaws of Company, or (ii) result in the imposition of any mortgage, security interest, pledge, lien or other encumbrance on the Shares.

(e)   Consents.  Company shall file all notices and obtain all consents from any party necessary to effectuate the transfer of the Shares as contemplated by this Agreement.

(f)   Assets, Business and Financial Statements.  Company has delivered to Payee true, correct and complete financial which truly, correctly and completely present Company's financial condition as of the respective dates presented therein (collectively referred to as the "Financial Statements").  All such Financial Statements are correct and complete and have been prepared from the books and records of the company in accordance with generally accepted accounting principles consistently applied with those followed in prior periods.

(g)   Information.  All written material furnished or to be furnished by Company to Payee with respect to Company does not and will not contain any statement which is false or misleading with respect to any material fact or omit any statement needed to make such material not to be false or misleading with respect to any material fact.

3.    Investment Representation.  Payee acknowledges that, upon transfer to him or her, the Shares will not have been "registered" and, therefore, will be "restricted securities", as those terms are used under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"). By execution of this Agreement, Payee agrees, represents and warrants that his or her acquisition of the Shares hereunder is for investment only, for his or her own account (both of record and beneficially) and not with a view to "distribution" as that term is used under the Securities Act.  Payee further acknowledges that Company shall cause the following legend to be placed on the certificates representing the Shares:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement for such securities under said act or (ii) an opinion of counsel acceptable to counsel to the Company that such registration is not required."

4.    Registration Rights Agreement.  The Company agrees that the Shares shall be included in the Payee’s Registrable Securities pursuant to the terms of the Registration Rights Agreement dated June 7, 2006 by and between the Company and and its shareholders.

5.    Miscellaneous.

(i)  Entire Agreement.  This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of such change is sought

(ii)  Notices.  All notices, directions and other communications hereunder shall be in writing and shall be deemed to have been given when actually received or, with respect to notices, when mailed by certified or registered United States mail, return receipt requested as follows:

      If to Company to:
      Sunrise U.S.A Incorporated
      892 North 340 East
      American Fork, UT 84003
      (801) 756-5831

      If to Payee, to:
      Omar G. Barrientos
      3203 E. Ovid Avenue
      Des Moines, IA 50317
      (515) 288-1042

Any party may change its address for notices hereunder by giving notice of such change to the other parties in accordance with the provisions of this Section 5(ii).

(vi) Headings.  The headings of the sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

(vii) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada for contracts made and to be performed in such state without giving effect to the principles relating to the conflict of law.

(xi) Binding Nature.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

(xii) Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SUNRISE U.S.A. INCORPORATED

By: /S/ PAUL RESSLER Paul Ressler, President	August 31, 2006 Date

PAYEE

/s/ OMAR G. BARRIENTOS Omar G. Barrientos, An Individual	August 31, 2006 Date